UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Former Chief Medical Officer

Effective June 15, 2022, Tushar Shah, M.D.’s employment with Liquidia Corporation, a Delaware corporation (the “Company”) as the Company’s Chief Medical Officer terminated. In connection with Dr. Shah’s termination of employment, the Company and Dr. Shah are working to finalize mutually agreeable terms of a Severance Agreement and General Release.

Item 8.01	Other Events.

Appointment of New Chief Medical Officer

On June 7, 2022 (the “Appointment Date”), Rajeev Saggar, M.D., was appointed by the Board of Directors (the “Board”) of Liquidia Corporation, a Delaware corporation (the “Company”), as the Company’s Chief Medical Officer to be effective July 18, 2022 (the “Effective Date”), succeeding Dr. Shah.

In connection with Dr. Saggar’s appointment, on the Appointment Date, Liquidia Technologies, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Liquidia Technologies”), and Dr. Saggar entered into an executive employment agreement (the “Employment Agreement”) pursuant to which Dr. Saggar is entitled to an annual base salary of $475,000 and is eligible to receive a discretionary annual cash bonus of up to 40% of his annualized base salary (the “Target Amount”). The cash bonus, to the extent earned, will not be pro-rated for 2022. Furthermore, within 30 days of the Effective Date, Dr. Saggar will receive a $50,000 sign-on bonus which is subject to repayment if, prior to the first anniversary of the Effective Date, Dr. Saggar’s employment is terminated for “Cause” (as defined in the Employment Agreement) or Dr. Saggar resigns without “Good Reason” (as defined in the Employment Agreement). Moreover, Dr. Saggar’s base salary may be increased from time to time by the Board and, notwithstanding anything to the contrary, may also be reduced if the Board determines such reduction is necessary and justified by the Company’s financial condition and implements an equal percentage reduction in the base salaries of all of the Company’s executive officers, provided that such reduction will not be greater than 10% of his base salary. In accordance with the employment practices in North Carolina, Dr. Saggar is employed by Liquidia Technologies on an at-will basis, meaning that either Liquidia Technologies or Dr. Saggar may terminate his employment at any time without giving advance notice.

On the Effective Date, pursuant to his Employment Agreement, Dr. Saggar shall be granted a nonqualified stock option entitling the purchase up to 200,000 shares (the “Option”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), with an exercise price per share equal to the Fair Market Value (as defined under the Liquidia Corporation 2022 Inducement Plan (the “Plan”)) of a share of Common Stock on the date of grant. The Option (i) is subject to the terms of the Plan and the form of nonqualified stock option grant agreement, and (ii) vests as follows: 25% of the shares of Common Stock underlying the Option will become vested and exercisable on the first anniversary of the Effective Date and the balance of Option shares will become vested and exercisable in equal monthly installments over the following 36 months, subject to Dr. Saggar’s continuous employment with the Company on each such vesting date.

In addition, on the Effective Date, pursuant to his Employment Agreement, Dr. Saggar shall be granted a number of restricted stock units (the “RSUs”) under the Liquidia Corporation 2020 Long-Term Incentive Plan (the “LTIP”) equal to $350,000.00 divided by the Fair Market Value (as defined in the LTIP) of a share of the Company’s Common Stock as of the Effective Date. The RSUs (i) are subject to the terms of the LTIP and the form of award agreement, and (ii) vest as follows: 50% of the grant will become vested on the first anniversary of the Effective Date and the balance will become vested in equal quarterly installments over the following two years, subject to Dr. Saggar’s continuous employment with the Company on each such vesting date; provided, however, that the RSUs shall become fully vested in the event that Dr. Saggar’s employment is terminated due to his death or “Disability” (as defined in the Employment Agreement) or is terminated by the Company without Cause.

In the event Dr. Saggar’s employment is terminated without Cause or Dr. Saggar resigns from his employment for Good Reason (as defined in the Employment Agreement), and provided he signs and does not revoke a general release of claims in favor of the Company and its affiliates, among other things, then he will be entitled to receive, subject to his compliance with certain obligations: (a) salary continuation for nine months (the “Severance Period”); (b) any unpaid bonus for any full performance period completed prior to the termination date; and (c) payment of the employer portion of the premiums required to continue his group healthcare coverage under the applicable provisions of the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that he elects to continue and remains eligible for these benefits, until the earliest of (i) the close of the Severance Period, (ii) the expiration of his eligibility for the continuation coverage under COBRA or (iii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. In the event Dr. Saggar’s employment is terminated for Cause or due to his death or Disability or Dr. Saggar resigns from his employment for any reason other than a resignation for Good Reason, he will not receive any severance compensation or benefits.

In the event Dr. Saggar’s employment is terminated without Cause or he resigns for Good Reason within 12 months following the effective date of a “Change in Control” (as defined in the Plan), then Dr. Saggar will be eligible to receive, subject to his compliance with certain obligations, the same severance benefits on the same conditions as if he had been terminated without Cause; provided, however, that (a) the Severance Period shall be increased to 12 months, (b) Dr. Saggar will receive a bonus paid at the Target Amount, and (c) in the event that Dr Saggar’s outstanding equity as of the closing of the Change in Control is assumed or continued (in accordance with its terms) by the surviving entity in a Change in Control, then 100% of the unvested portion of such equity shall become vested.

Dr. Saggar, age 48, brings more than 20 years of experience as a practicing pulmonologist and has authored more than 60 peer-reviewed publications with scientific interests including pulmonary arterial hypertension (PAH) and pulmonary hypertension with interstitial lung disease (PH-ILD). Dr. Saggar has previously served as Interim Chief of the Division of Pulmonary Critical Care at University of Arizona, College of Medicine, Phoenix and the Medical Director of the Pulmonary Hypertension and Fibrosis Programs and Lung Transplant Program at Banner University Medical Center, Phoenix. In his role at Banner Medical Center, he served as a Principal Investigator in the pivotal INSPIRE study of YUTREPIA initiated in 2018. Just prior to joining Liquidia, Dr. Saggar served as Vice President of Clinical Development at Theravance Biopharma with oversight of all phases of clinical development across respiratory disease portfolio, including pulmonary fibrosis, allograft rejection, asthma, COPD, and COVID-19. Dr. Saggar received a M.D. degree from the University of California, Irvine. He completed his residency in Internal Medicine and fellowship in Pulmonary & Critical Care at the University of California, Irvine, as well as subspecialty training in pulmonary hypertension and lung transplantation at University of California, San Diego and University of California, Los Angeles, respectively.

There are no family relationships between Dr. Saggar and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Saggar was not appointed pursuant to any arrangement or understanding between Dr. Saggar and any other person.

The description of the terms of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
10.1	Executive Employment Agreement, dated as of June 13, 2022, by and between Liquidia Technologies, Inc. and Rajeev Saggar.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2022	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer